UNITED STATES OF AMERICA
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549



                              FORM 8-K/A



          Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934

Date of Report (Date of earliest event reported)  September 11, 2003
                                                 (September 5, 2003)


     The Integrity Funds (formerly known as The Canandaigua Funds)
       (Exact name of registrant as specified in its charter)



           Delaware             33-53698            16-1564025
           --------             --------            ----------
                               811-07322
                               ---------
      (State or other        (Commission          (IRS Employer
        Jurisdiction          File Number)     Identification No.)
     Of Incorporation)

                    1 Main Street North, Minot, ND              58703
                 (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:   (701) 852-5292



               This Document consists of  3  pages

Item 4:  Change in Registrant's Certifying Independent Public Accountant


On September 5, 2003 Eldredge, Fox & Porretti, LLP, Certified Public Accountants resigned as the Registrant's independent auditors. Eldredge, Fox
& Porretti, LLP's report on the Registrant's financial statements during the two most recent reported fiscal years (years ended 12/31/01 and 12/31/02) contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles.

Effective September 5, 2003 the Registrant appointed as its new certifying independent auditors, Brady, Martz & Associates, P.C., Certified Public Accountants, whose address is 24 West Central Avenue, Minot, North Dakota 58701.

1. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Registrant and Eldredge, Fox & Porretti, LLP, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eldredge, Fox & Porretti, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

2. None of the "reportable events" described in Item 304(a)(1)(ii) of Regulation S-K occurred with respect to the Registrant within the past two fiscal years and the subsequent period to the date hereof.

3. Effective September 5, 2003 the Registrant engaged Brady, Martz & Associates, P.C., Certified Public Accountants, as its principal independent accountants. During the last two fiscal years and the subsequent interim periods to the date hereof, the Registrant did not consult Brady, Martz & Associates, P.C., Certified Public Accountants, regarding any of the matters or events set forth in Item 304(a)(2)(i) and
    (ii) of Regulation S-K.

4. The Company has requested that Eldredge, Fox & Porretti, LLP furnish it with a letter addressed to the SEC stating it agrees with the above statements. A copy of such letter, dated September 5, 2003, is filed as
     Exhibit 16 to this Form 8-K.



SIGNATURES

                                                            The Integrity Funds
                                                            -------------------
                                                              (Registrant)

Date:   September 23, 2003
                             s/s  Jacqueline L. Case
                             -----------------------
                             Authorized Officer, Assistant Secretary
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